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                                                  [Stamped:] Certified copy
                                                  [Manuscript addition:] for REG
Register of deeds no. 2059/1998


                        SALE AND ASSIGNMENT OF SHARES IN
                        OPENNET INTERNET SOLUTIONS GmbH


1.   Mr Thomas Egner, residing at Pfauengasse 10, 89073 Ulm/Donau,

2.   Mr Uwe Hagenmeier, residing at Nelly-Sachs-Str. 44, 89134 Blaustein,

3.   Mr Markus Kress, residing at Goerdelerweg 11, 89079 Ulm,

4.   Mr Oliver Schaffer, residing at Leopoldstr. 109, 80802 Munich,

5. Mr Rudolf Strobl, whose business address is Stefan-George-Ring 19, 81929 Munich,

6. Mr Andreas Eder, whose business address is Stefan-George-Ring 19, 81929 Munich and

7.   Mrs Dagmar Hagenmeier, resident at (see no. 2.).

appeared before me.


                               Dr. Hubert Grader
                     officially appointed representative of
                   Dr. Martin Schuck, (German) Notary, Munich


at his premises at Residenzstr. 19/20 in Munich,

on this, the twelfth day of August, nineteen hundred and ninety-eight

                                  -12.08.1998-.

Those appearing proved their identity by presenting their official ID cards containing a photograph.

The parties present as named under 1. to 4. declared that they were acting on their own behalf.






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The parties present as named under 5. and 6. declared that they were acting not on their own behalf, but on behalf of

a) Cybernet Internet Dienstleistungen AG, with its registered office in Berlin, entered in the commercial register [Handelsregister] at the Local Court [Amtsgericht] of Charlottenburg under HRB 60318, as members of the executive board with joint powers of representation; a certified extract from the register WILL BE SUBMITTED LATER; and

b) Cybernet Internet-Beteiligungs GmbH, with its registered office in Munich, entered in the commercial register at the Local Court [Amtsgericht] of Munich under HRB 118164, as managing directors [Geschaftsfuhrer] with joint powers of representation; a certified extract from the register WILL BE SUBMITTED LATER.

At the request of the parties present at the same time, the notary recorded the following memorandum of agreement:


                               SECTION 1 SUBJECT

1. The parties present as named under 1. to 4. are the sole shareholders of Messrs. OpenNet Internet Solutions GmbH (hereinafter referred to as the "company"), which has its registered office in Ulm and is entered in the commercial register of the Local Court of Ulm under HRB 3109. The registered share capital of the company totals DM 82,500, in which the party present as named under no. 1. has share capital with a nominal value of DM 25,000, the party present as named under no. 2. has share capital with a nominal value of DM 25,000, the party present as named under no. 3 has share capital with a nominal value of DM 25,000 and the party present as named under no. 4 has share capital with a nominal value of DM 7,500.

2.   The initial capital contribution is fully paid-up.


                         SECTION 2 SALE AND ASSIGNMENT

1. The parties present as named under 1. to 4. (hereinafter referred to individually or jointly as the "vendors") hereby sell their shares in the company as specified under Section 1.



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     above, with a nominal total value of DM 82,500, to Cybernet Internet
     Dienstleistungen AG and Cybernet Internet-Beteiligungs GmbH (hereinafter also referred to individually or jointly as the "purchasers"), whereby the parties present as named under 1. to 3. sell their shares with a nominal value of DM 25,000 each to Cybernet Internet Dienstleistungen AG and the party present as named under 4. sells his shares with a nominal value of DM 7,500 to Cybernet Internet Beteiligungs GmbH.

2. The vendors hereby assign their shares specified under Section 1 above, with a nominal total value of DM 82,500, to the purchasers, whereby the parties present as named under 1. to 3. assign their shares with a nominal value of DM 25,000 each to Cybernet Internet Dienstleistungen AG and the party present as named under 4. assigns his shares with a nominal value of DM 7,500 to Cybernet Internet Beteiligungs GmbH. The assignments are conditional on payment of the purchase price in accordance with Section 3 below. The purchasers accept the assignments.

3. The sale and assignment are effective from 15 August 1998 (hereinafter referred to as the "reference date of transfer"), with all rights and obligations. The right to participate in profits for the current financial year will be transferred to the purchasers with effect from 1 January 1998. Any profit for the 1997 financial year will be carried forward and not paid out to the vendors. The company will pay any taxes.

4. The parties present as named under 1. and 2. have receivables from loans totalling DM 125,000 against the company. The receivables from loans are hereby assigned to the purchasers, on condition that the purchase price is paid in accordance with Section 3 below. The purchasers accept the assignment.

                            SECTION 3 PURCHASE PRICE

1. The purchase price for the shares specified in Section 1 above, with a nominal total value of DM 82,500, is to be settled by the purchasers by payment of a cash amount totalling

                                  DM 1,445,000

   (IN WORDS: ONE MILLION, FOUR HUNDRED AND FORTY-FIVE THOUSAND DEUTSCHMARKS)


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     and by transferring a total of 58,825 shares (common stock) in Cybernet
     Internet Services International, Inc., Utah, quoted in semi-official trading in Berlin and Munich under security identification no. 906 623 (hereinafter referred to as "Cybernet shares" to the vendors, in accordance with Appendix 1.

2. A DM 420,000 instalment of the cash amount of DM 1,445,000 will be due for payment to an account to be specified jointly by the vendors, within two weeks of receipt by the purchaser of a shareholders' resolution in accordance with Section 9 below, and a further instalment of DM 1,025,000 will be due on 30 November 1998.

3. The Cybernet shares must be assigned by the purchasers to the HYPO-Bank Ulm as trustee within six weeks of receipt by the purchasers of a shareholders' resolution in accordance with Section 9 below. The parties agree that the quantity of 25% of Cybernet shares received from the vendors may not be assigned or sold until after 10 February 1999, nor a further 25% until after 10 August 1999, nor a further 25% until after 10 February 2000, nor the remaining 25% until after 10 August 2000. The parties will guarantee compliance with the minimum periods for holding the shares by concluding a trust agreement with the trustee. Assignment of the shares to the trustee will be deemed fulfilment within the meaning of Section 2 no. 2 sentence 2 above, i.e. the suspensive condition thus becomes effective (subject to payment of a cash amount in accordance with no. 2 above).

4. The purchase price for the receivables from loans specified in Section 2 no. 4 above is DM 125,000 and will be due as soon as the receivable of the party present as named under 4. totalling DM 124,600 has been paid by the company.

                              SECTION 4 GUARANTEE

1. The vendors guarantee the purchasers the following within the meaning of an independent guarantee undertaking (Section 305 of the German Civil Code [BGB] by the reference date of assignment (15 August 1998), and by the date specified below:

     a) The shares to be assigned do not comprise and are not subject to any charges, indirect holdings, restrictions on disposal or other obligations. The vendors are entitled to dispose of the shares sold, without restriction. All agreements and


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          approvals for the conclusion and implementation of this contract are available or will be provided by the vendors in accordance with
          Section 9 of this deed. The initial capital contribution has been fully paid-up.

     b) The company exists on the basis of the memorandum and articles of association in the version of 30 June 1998 (register of deeds no.
          S 1254 of Hartmut Stache, German Notary, Gunzburg). This contract and the aforementioned supplements are complete. There are no subsidiary agreements in respect of the company.

     c) The annual accounts to 31 December 1996 and the management figures to 31 December 1997 and 30 June 1998 (including a trial total and balance) have been drawn up in accordance with generally accepted accounting and balance sheet principles, observing the principle of balance sheet consistency, and the annual accounts to 31 December 1996 have been audited by Werner Baumann, Uhl und Partner GmbH, Accountants, Gunzburg. The annual accounts and management figures are accurate and complete and reflect the financial position and trading results on the reference date of the balance sheet and for the specified periods correctly. This applies to the management figures purely within the scope of customary diligence. The company has no other liabilities, and none looming, other than those shown or covered by reserves. The company has operated in the period from 30 June 1998 to the reference date of assignment or the present date of notarisation exclusively within the scope of proper business activities. The company's bank loans on the reference date of assignment totalled around DM 250,000. The purchasers have received a summary of loans/liabilities and their balancing receivables.

     d) The audited annual accounts to 31 December 1998 drawn up in accordance with existing accounting principles show sales revenue of approx. DM 3,000,000 and no balance sheet loss, conditional upon unhampered business trends.

     e) The company owns the assets required for normal business activities, with the exception of those which were sold after 30 June 1998 within the scope of ordinary business transactions and which are leased by the company under standard agreements. The company's assets are in its unrestricted ownership, unencumbered by third party rights.

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     f)   The vendors have surrendered all contracts essential to the company
          (ECRC contract, leases, deed of purchase pertaining to Messrs. Allgau Connect) to the purchasers in full and correctly, as originals or copies. The list of corporate clients submitted to the purchasers by the vendors is complete and correct.

     g) No contracts or agreements exist between the company and the vendors or persons associated with them, with the exception of contracts of employment and vehicle leasing contracts.

     h) The company has concluded no contracts with profit- or turnover-dependent remuneration, bonuses, etc., with the exception of the agreements with Jochen Stricker, Martin Winter and Anton Wurflingsdobler and the contracts of employment with the parties present as named under 1. and 2. No sales representative or similar agreements exist with future claims under or in accordance with
          Section 89 b of the German Commercial Code [HGB].

     i) The vendors have submitted a comprehensive, accurate list of all employees of the company to the purchasers, specifying the job title and annual salary. No other contracts of employment, other agreements, labour-management agreements or obligations based on operational practice exist.

     j) No guarantees, bonds or similar encumbrances exist for the company, with the exception of a guarantee for around Dm 40,000 in respect of the leased company premises. The company has no liabilities arising from the provision of securities for third party liabilities. The company has not provided any loan commitments.

     k) The company has all approvals, concessions and licences under public and civil law for conducting its current business operations.

     l) The company is not conducting any lawsuits at present, with the exception of one action (assertion of claims against another party) before the Munich Local Court. No proceedings before administrative authorities or official examining proceedings against the company are either pending or anticipated.

     m) The company has submitted all tax returns properly and in good time, and paid all taxes due, or created adequate tax reserves. Nor does the company have any tax arrears, nor has it incurred any tax risks. Income tax payments and social

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        security contributions to be made for staff have been properly assessed, deducted and paid.

     n) The company has no liabilities beyond the scope of normal business activities.

     o) The wife of the party present as named under 2., Mrs Dagmar Hagenmeier, consents to the contract in accordance with Section 1365 of the German Civil Code [BGB].

2. Should any of the above guarantees be incorrect or infringed, the vendors must place the purchasers and the company in the position in which they would have been if the guarantee had not been incorrect or infringed.

3. Notwithstanding the provision of no. 2. above, the vendors must indemnify the company against any claim arising from liabilities relating to the incorrectness or infringement of the above guarantees.

4. The purchasers may assert any claims arising from nos. 2. and 3. above until 30 June 1999. In addition, claims relating to implementation of an external tax audit in respect of transactions prior to the reference date of the takeover must be asserted with the company within six months of receipt of the legally-valid information based on such an external tax audit. For the deadline to be met, it is sufficient if the vendors are advised of the claims in writing and the claims are asserted before the courts within a further period of three months.

5. The stipulation of nos. 2. and 3. above does not restrict or preclude the purchaser's statutory claims and rights.

6. Claims by the purchaser under the above stipulations are limited to the amount of the purchase price, if and insofar as this has been paid (in respect of the Cybernet shares, the current spot price on the Munich Stock Exchange is decisive.)

                          SECTION 5 DUTY TO COOPERATE

1. The vendors will support the purchasers appropriately, even after the reference transfer date. No separate remuneration will be paid by the purchasers or the company to the

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        vendors for this, beyond the scope of any contracts of employment for managing directors.

     2. The vendors and purchasers will be otherwise obliged to provide any information and cooperate in all transactions and lawful acts required for implementation of this contract.

     3. The vendors will refrain from doing anything which could adversely affect the right of the company or the purchasers to use the firm name "OpenNet" with or without any additions.


                      SECTION 6 PROHIBITION OF COMPETITION


1. The vendors undertake to refrain from any competition with the company or the purchasers for a period of two years from the date of notarisation of this contract, in the existing geographical and technical fields of activity of the purpose of the company, particularly from taking a direct or indirect holding in competing companies, from entering the services of a competing company or from supporting such a company directly or indirectly in any other way with advice or assistance. The geographical field of activity within the meaning of this prohibition of competition is the Federal Republic of Germany, Austria and Switzerland. The technical field of activity within the meaning of this prohibition of competition is Internet access services, Internet systems integration, Internet communications products and Internet sectoral solutions. This prohibition of competition does not include the activities and shareholdings of the vendors in Openshop Internet Software GmbH and companies associated therewith at present or in future in the field of software development for electronic commerce and associated project developments.

2. Compliance with the prohibition of competition will be discharged by payment of the purchase price.

3. In the absence of any legal stipulation to the contrary, the provisions of
   Section 74 et seq. of the German Civil Code [BGB] will not apply to this prohibition of competition.

4. Should the vendor infringe this prohibition of competition, it must pay the purchaser a contractual penalty of DM 100,000 each and every case of infringement. Should

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infringement continue, despite a written warning from the purchaser, a contractual penalty of DM 20,000 will be payable for each further month of infringement, or part thereof. The purchaser's claims for compensation for any further losses and for forbearance from any further behaviour which infringes the prohibition will remain unaffected.

                     SECTION 7 JOINT AND SEVERAL LIABILITY

The vendors on one hand and the purchasers on the other will be jointly and severally liable for the obligations arising from this deed. The liability of the vendors, however, will be restricted to the purchase price which they have received in accordance with Appendix 1. The vendors will not be jointly and severally liable for their obligations arising from Section 6 above.

                              SECTION 8 GUARANTEES

The purchasers undertake to ensure that the vendors are discharged from their guarantees for the company's bank loans from the Ulmer Volksbank or for leasing agreements by 30 November 1998.

                 SECTION 9 CONSENT TO ASSIGNMENT OF THE SHARES

Under Section 8 of the memorandum and articles of association of the company, the assignments of shares covered by this deed require a shareholders' resolution of consent, a copy of the record of which is appended hereto as Appendix 2.

                           SECTION 10 CONFIDENTIALITY

The parties will be obliged to observe the strictest confidentiality of the conclusion and content of this agreement, unless they are required to make any disclosure by law or on the basis of this agreement or the parties agree something different in individual cases.




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              SECTION 11 CANCELLATION OF THE PROVISIONAL CONTRACT

This contract replaces all written and verbal declarations of intent by the parties pertaining to any contractual negotiations, including insofar as such declarations may deviate from the content of this contract.

                                SECTION 12 COSTS

Each party will bear the costs and fees for its advisers itself. The purchasers will bear the costs of notarisation of this contract.

                        SECTION 13 COURT OF JURISDICTION

The court of jurisdiction and the place of performance in Munich, insofar as such an agreement is admissible.

                          SECTION 14 SEVERANCE CLAUSE

Should individual provisions of this agreement be or become invalid or impractical in whole or in part, the validity of the remainder of the agreement will remain unaffected. A stipulation which reflects the sense and purpose of the invalid or impractical stipulation as far as possible, particularly the economic purpose thereby intended, will be deemed to be agreed in place of the invalid or impractical one. This will apply analogously to any omissions from this contract.

                               SECTION 15 COPIES

A certified copy of the deed shall be handed out to

-   the contracting parties

-   the company,



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and a simple copy to

- the Ulm Tax Office for Corporations

                            SECTION 16 MISCELLANEOUS

Pursuant to the Vendor's statement the company does not own any real property.

                                    Memorandum of agreement together with two appendices read aloud by the deputy notary, approved by the persons involved and signed in person:

[illegible signature]               [illegible signature]

[illegible signature]               [illegible signature]

[illegible signature]

[illegible signature]               [illegible signature]

[illegible signature]                  Deputy Notary

                                   [round stamp:   Dr. Martin Schuck,
                                                    German Notary, Munich]



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SALE AND ASSIGNMENT OF SHARES IN OPEN/NET INTERNET SOLUTIONS GMBH TO CYBERNET
AG AND TO CYBERNET BETEILIGUNGS GMBH

Purchase price for the shares with a nominal value of DM 82,500.--

DM 1,445,000.--(ONE MILLION, FOUR HUNDRED AND FORTY-FIVE THOUSAND) IN CASH

                     AND A TOTAL OF 58,825 SHARES OF STOCK
               of Cybernet Internet Services International, Inc.
                   (security identification number 906 623).

The apportionment of the purchase price to the shareholders in accordance with their shares and in accordance with their own ideas with regard to the cash and shares of stock.

Thomas Egner:
Share with a nominal value of DM 25,000, purchase price DM 310,000.-- cash and 20660 shares of stock.

Uwe Hagenmeier:
Share with a nominal value of DM 25,000, purchase price DM 310,000 cash and 20660 shares of stock.

Markus Kress:
Share with a nominal value of DM 25,000.--, purchase price DM 825,000 cash and 9200 shares of stock.

Oliver Schaffer:
Share with a nominal value of DM 7,500.--, purchase price 8332 shares of stock




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                     MINUTES OF A SHAREHOLDERS' MEETING OF
                        OPENNET INTERNET SOLUTIONS GmbH


We, the undersigned Thomas Egner, Uwe Hagenmeier, Markus Kress and Oliver Schaffer are the sole shareholders of OpenNet Internet Solutions GmbH, with its registered office in Ulm, entered in the commercial register of the Ulm Local Court [Amtsgericht] under HRB 3109.

Waiving any and all requirements as to form and deadlines we hold a shareholders' meeting and pass the following unanimous resolution:

1. The assignment of all shares with a nominal value of DM 82,500 in total to Cybernet Internet Dienstleistungen AG and to Cybernet Internet Beteiligungs GmbH with the deed of the German Notary, Dr. Martin Schuck dated 12 August 1998 (register of deeds no. 2059/1998) shall hereby be approved.

2. The company and all shareholders hereby waive their right of purchase pursuant to Section 8 of the company's by-laws.

The shareholders' meeting is closed.

Munich, 12 August 1998

[illegible signature]                   [illegible signature]
Thomas Egner                            Uwe Hagenmeier

[illegible signature]                   [illegible signature]
Markus Kress                            Oliver Schaffer



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                         CERTIFICATE OF REPRESENTATION

           as to the document of the German Notary, Dr. Martin Schuck dated 12 August 1998 - Register of deeds no. 2059/1998


With regard to the above document I, German Notary, certify - after having inspected the commercial register at the Munich Local Court [Amtsgericht] today
- that

Cybernet Internet-Beteiligungs GmbH
with its registered office in Munich
has been registered in the commercial register HRB-No. 118164 and has been represented during recording by Mr. Rudolf Strobel and Mr. Andreas Eder as its managing directors [Geschaftsfuhrer] with legal effect.

Munich, 13 August 1998

     [round stamp:
     Dr. Martin Schuck,
     German Notary, Munich]           [illegible signature]
                                             German Notary
                                             Dr. Schuck

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                  Certified to be a true copy of the original.
                             Munich, 14 August 1998

                             [illegible signature]

                                   Dr. Schuck
                                 German Notary






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In my capacity as a public translator for the English language, duly commissioned and sworn by the President of the Regional Court of Landshut (Landgericht Landshut) I hereby certify that the foregoing is a true and complete English translation of a photocopy of the document in the German language submitted to me.

Als vom Prasidenten des Landgerichts Landshut offentlich bestellte und allgemein beeidigte Ubersetzerin fur die englische Sprache bestatige ich: Vorstehende englische Ubersetzung der mir in Photokopie vorgelegten, in deutscher Sprache abgefassten Urkunde ist richtig und vollstandig.

Landshut, Federal Republic of Germany,
26 August 1998

/s/  Birgit Pleier
-------------------------
Birgit Pleier
Sworn translator





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